Exhibit 10.2

FACILITY AGREEMENT

FACILITY AGREEMENT (this “Agreement”), dated as of June 28, 2013, between Tengion, Inc., a Delaware corporation (the “Borrower”), and the lenders set forth on Schedule 1 attached hereto (the “Lenders” and, together with the Borrower, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower wishes to borrow from the Lenders $18,576,000.00 for the purpose described in Section 2.1; and

WHEREAS, the Lenders desire to make loans to the Borrower for such purpose,

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions.  Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“2012 Financing” means the convertible debt and warrants issued pursuant to the Facility Agreement, dated as of October 2, 2012 (the “2012 Facility Agreement”), among the Borrower and the lenders from time to time party thereto (the “2012 Lenders”), and the Securities Purchase Agreement, dated as of October 2, 2012, among the Borrower and the lenders party thereto.

“Affiliate” means, with respect to any Person, any other Person:

(a) that owns, directly or indirectly, in the aggregate more than 10% of the beneficial ownership interest of such Person;

(b) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; or

(c) that directly or indirectly is a general partner, controlling shareholder, or managing member of such Person.

“Applicable Laws” has the meaning set forth in Section 3.1(p).

“Authorization” has the meaning set forth in Section 31(p).

“Borrower SEC Reports” means the annual, quarterly and periodic reports filed by the Borrower with the SEC.

“Business Day” means a day on which banks are open for business in The City of New York.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of the Borrower.

“Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Disbursement” has the meaning given to it in Section 2.2.

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Event of Default” has the meaning given to it in Section 5.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Taxes” means, with respect to any Lender,  (a) income or franchise Taxes imposed on (or measured by) such recipient’s net income (however denominated) by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or incorporated or in which its principal office is located, in the case of a Lender, in which an applicable lending office is located, or as a result of a present or former connection between such recipient and the jurisdiction (or any political subdivision thereof) imposing such Tax (other than a connection arising from such Lender’s having executed, delivered, performed its obligations or received a payment under, received or perfected a security interest under, having been a party to, having enforced or having engaged in any other transaction pursuant to this Agreement or any other Transaction Document), (b) any branch profits Taxes imposed by the United States of America, or (c) any withholding Tax that is imposed by the United States on amounts payable to the Lender under the laws in effect at the time such Lender acquires an interest in the Loan pursuant to this Agreement (or designates a new lending office) or as a direct result of such Lender’s failure or inability to comply with Section 2.5(d), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.5(a) or is legally unable to comply with Section 2.5(d) as a result of any change in law occurring subsequent to the date such Lender acquires an interest in the Loan pursuant to this Agreement (or designates a new lending office).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

 “Final Payment” means such amount as may be necessary to repay the outstanding principal amount of the Notes and any other amounts owing by the Borrower to the Lenders pursuant to the Transaction Documents.

“Final Payment Date” means the earlier of (i) the date on which the Borrower repays the Notes (together with any other amounts accrued and unpaid under the Transaction Documents)   and (ii) June 30, 2016.

“GAAP” means generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

“Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question, including, without limitation, the SEC.

“Indebtedness” means the following, whether direct or contingent:

(a) all indebtedness for borrowed money;

(b) the deferred purchase price of assets or services (other than trade payables) which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

(c) all guaranty obligations;

(d) the maximum amount of all letters of credit issued or acceptance facilities established for the account of the Borrower and, without duplication, all drafts drawn thereunder (other than letters of credit supporting other indebtedness of Borrower and which are otherwise permitted hereunder);

(e) all capitalized lease obligations;

(f) all indebtedness of another Person secured by any Lien on any property of the Borrower, whether or not such indebtedness has been assumed or is recourse;

(g) all obligations under take-or-pay or similar arrangements or under any interest rate swaps, caps, floors, collars and other interest hedge or protection agreements, treasury locks, equity forward contracts, currency agreements or commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements and any other derivative instruments, in each case, whether the Borrower is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Borrower otherwise assures a creditor against loss;

(h) indebtedness created or arising under any conditional sale or title retention agreement; and

(i) obligations of the Borrower with respect to withdrawal liability to or on behalf of any “multi employer plan” as defined in Section 4001(a) of ERISA.

“Indemnified Person” has the meaning given to it in Section 6.11.

“Indemnified Taxes” means all Taxes including Other Taxes, other than Excluded Taxes.

“Indemnity” has the meaning given to it in Section 6.11.

“Interest Rate” means 10% simple interest per annum.

“Interest Payment Date” has the meaning given to it in Section 2.7.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, privilege or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Loan” means the loan made available by the Lenders to the Borrower pursuant to Section 2.2 in the amount of eighteen million five hundred seventy six thousand dollars ($18,576,000.00) or, as the context may require, the principal amount thereof from time to time outstanding.

“Loss” has the meaning given to it in Section 6.11.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, condition (financial or otherwise) or assets of the Borrower, (b) the validity or enforceability of any provision of any Transaction Document, (c) the ability of the Borrower to timely perform the Obligations or (d) the rights and remedies of the Lenders under any Transaction Document.

“Neo-Kidney Augment” means a product composed of living cells intended to prevent or delay dialysis by increasing renal function in patients with advanced chronic kidney disease.

“Net Cash Proceeds” means  with respect to any asset sale, the aggregate cash proceeds received by the Borrower in respect of such asset sale, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred by the Borrower in connection with such asset sale, (b) repayment of all principal, interest and other amounts in respect of any Indebtedness secured by such asset, (c) taxes paid or payable as a result thereof and (d) appropriate amounts to be provided by the recipient of such proceeds as a reserve in accordance with GAAP against any liabilities associated with the assets sold or disposed of in such sale, including, without limitation, liabilities under any indemnification obligation associated with the assets sold or disposed of in such sale; it being understood that “Net Cash Proceeds” shall include, with limitations, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower in any asset sale and any reserves previously taken against any liabilities associated with any such sale or other disposition immediately upon those reserved being determined to be in excess of such liabilities, but only to the extent of such excess.

“Notes” means the Senior Secured Convertible Notes issued to the Lenders evidencing the Loan in the form attached hereto as Exhibit A.

“Note Shares” means the shares of Common Stock issuable on conversion of the Notes.

“Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Transaction Documents.

“Organizational Documents” means the Certificate of Incorporation and Bylaws, each as amended to date, of the Borrower.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, duties, other similar charges or similar levies, and all liabilities with respect thereto, together with any interest, fees, additions to tax or penalties applicable thereto (including by reason of any delay in payment) arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Transaction Document.

“Permitted Indebtedness” means (i) the Additional Securities which may be issued pursuant to Section 4.8 of the Securities Purchase Agreement and (ii) Indebtedness existing as of the date hereof and set forth on Exhibit B attached hereto.

 “Permitted Liens” means:  (i) Liens existing on the date hereof and set forth on Exhibit C attached hereto; (ii) Liens in favor of the Lenders; (iii) statutory Liens created by operation of applicable law; (iv) Liens arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings; (v)  Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (vi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (vii) Liens in favor of financial institutions arising in connection with the Borrower’s accounts maintained in the ordinary course of the Borrower’s business held at such institutions to secure standard fees for services charged by, but not Transaction made available by, such institutions,  (viii) purchase money liens;  and (ix) lessor liens.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Register” has the meaning set forth in Section 1.4.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Borrower and the Lenders, as amended from time to time.

“Required Lenders” means holders of 40% in interest of the Notes, including RA Capital Healthcare Fund L.P., if it is a holder at that time, and at least one of Deerfield Special Situations Fund, L.P. or Deerfield Special Situations International Master Fund, L.P., if either of such entities is a holder at that time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of the date of this Agreement, among the Borrower and the Lenders.

“Security Agreement” means the Security Agreement, dated as of the date of the Disbursement, among the Borrower and the Lenders.

“Subsidiary or Subsidiaries” means, as to the Borrower, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

 “Taxes” means all present or future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, and other charges imposed by any Governmental Authority, and all liabilities with respect thereto, together with any interest, fees, additions to tax or penalties applicable thereto (including by reason of any delay in payment).

“Transaction Documents” means this Agreement, the Securities Purchase Agreement, the Notes, the Registration Rights Agreement, the Security Agreement, the Warrants and any other document or instrument delivered in connection with any of the foregoing whether or not specifically mentioned herein or therein.

“Warrants” mean the Warrants issuable to the Lenders pursuant to that certain Securities Purchase Agreement, dated the date hereof, among the Borrower and the Lenders signatory thereto.

“Warrant Shares” has the meaning ascribed thereto in the Warrants.

Section 1.2 Interpretation.  In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Transaction Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3 Business Day Adjustment.  If the day by which a payment or performance of any covenant, duty or obligation is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day unless, in the case of any such payment, that next succeeding Business Day falls in a different calendar month, in which case that payment shall be made by the Business Day immediately preceding the day by which such payment is due to be made.

Section 1.4 Register.

(a) The Borrower shall record on its books and records the amount of the Loan, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.  Such record shall, absent manifest error, be conclusive evidence of the amount of the Loan made by the Lenders to the Borrower and the interest and payments thereon.

(b) The Borrower shall establish and maintain at its address referred to in Section 6.1, (i) a record of ownership (the “Register”) in which the Borrower agrees to register by book entry the interests (including any rights to receive payment of principal and interest hereunder) of each Lender in the Loan and each Note, and any assignment of any such interest, and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and any change thereto pursuant to this Agreement), (2) the amount of the Loan and each Note and each funding of any participation therein, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received by the Lenders from the Borrower and its application to the Loan and each Note.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loan (including any Notes evidencing the Loan) is a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof or participation therein shall be effective until recorded therein.  This Section 1.4 and Section 6.5 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations.

(d) The Borrower and the Lenders shall treat each Person whose name is recorded in the Register as a Lender (and as the owner of the amounts owing to it under the Loan and/or a Note as reflected in the Register) for all purposes of this Agreement.  Information contained in the Register with respect to any Lender shall be available for access by the Borrower or such Lender at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE 2

AGREEMENT FOR THE LOAN

Section 2.1 Use of Proceeds.  The proceeds of the Loan will be used for working capital.

Section 2.2 Disbursement. Subject to satisfaction of the conditions contained in Article 4, the Loan shall be made (the “Disbursement”) on the date this Agreement is executed (the “Disbursement Date”).  The Lenders shall effect the Disbursement on the Disbursement Date in accordance with their respective allocations set forth on Schedule 1. The Borrower’s wire instructions are attached as Schedule 2.  Each Lender shall retain from its portion of the Loan to the Borrower the percentage set forth on Schedule 1 (the “Escrow Amount”) and shall implement the procedures set forth in the Escrow Agreement dated the date hereof to which the Borrower and the Lenders are parties.

Section 2.3 Payment.

(a) Subject to the provisions of Section 5.3, the Borrower shall remit the Final Payment to the Lenders on the earlier to occur of (i) the Final Payment Date and (ii)  the date the principal amount of the Notes are declared to be or automatically become due and payable following an Event of Default.  The Borrower shall also prepay the Notes in the amount of any Net Cash Proceeds of the sale by the Borrower or any of its Subsidiaries, directly or indirectly, of any assets, other than the sale of assets in the ordinary course of business and sales (when aggregated with sales made as part of any related transactions) not in excess of $500,000.

(b)           The Notes shall be deemed prepaid and without  premium, to the extent a Lender satisfies the payment of the Exercise Price (as such term is defined in the Warrants) through a reduction of the principal amount outstanding under such Lender’s Note in accordance with Section 3(a)(i) of the Warrants.

(c)           Each prepayment shall be applied first, to accrued and unpaid interest and second, to principal and shall be allocated among the Lenders in accordance with their respective allocations set forth on Schedule 1.

Section 2.4 Payments.  Payments of any amounts due to the Lenders under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m. New York City time on such date that any such payment is due, at such bank or places, as the Lenders shall from time to time designate in writing at least 5 Business Days prior to the date such payment is due.  The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Transaction Documents, except for any costs imposed by the Lenders’ banking institutions.

Section 2.5 Taxes, Duties and Fees.

(a) Any and all payments hereunder or under any other Transaction Document shall be made, in accordance with this Section 2.5, free and clear of and without deduction for any and all present or future Indemnified Taxes except as required by applicable law.  If Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Transaction Document, (i) the sum payable shall be increased by as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5) the Lenders shall receive an amount equal to the sum they would have received had no such deductions been made (any and all such additional amounts payable to Lenders shall hereafter be referred to as the “Additional Amounts”), (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.  Within thirty (30) days after the date of any payment of such Taxes, Borrower shall furnish to the applicable Lender any original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(b) In addition, Borrower agrees to pay, and authorizes Lenders to pay in its name (but without duplication), all Other Taxes, except any such Other Taxes imposed with respect to a voluntary assignment, grant of participation or designation of a new office for receiving payments under a Note other than at Borrower’s request or following a Borrower default.  Within 30 days after the date of any payment of Other Taxes, Borrower shall furnish to Lenders any original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to Lenders.

(c) Borrower shall reimburse and indemnify, within 10 days after receipt of demand therefor, each Lender for all Indemnified Taxes (including all Taxes and Other Taxes, in each case other than Excluded Taxes, imposed by any jurisdiction on amounts payable under this Section 2.5(c)) paid by such Lender, whether or not such Indemnified Taxes were correctly or legally asserted.  A certificate of the applicable Lender(s) setting forth the amounts to be paid thereunder and delivered to Borrower shall be conclusive, binding and final for all purposes, absent manifest error.

(d) Each Lender (other than a Foreign Person (as hereinafter defined)) on or before the date hereof shall provide to Borrower a properly completed and executed IRS Form W-9 certifying that such Lender is organized under the laws of the United States; provided, however, that if the Lender is a disregarded entity for U.S. federal income tax purposes it shall provide a properly completed and executed IRS Form W-9 for its owner in the appropriate manner or shall provide the appropriate IRS Form W-8 if its owner is a Foreign Person (as defined below).  Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Person”) that is entitled to an exemption from or reduction in U.S. withholding tax shall provide Borrower with a properly completed and executed IRS Form W-8ECI, W-8BEN, W-8IMY or other applicable form (together with any required supporting documentation), or any other applicable certificate or document reasonably requested by the Borrower, and, if such Foreign Person that is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (the “Portfolio Interest Certificate”) representing that such Foreign Person is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% holder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code, or any successor provisions thereto) and is not a conduit entity participating in a conduit Transaction arrangement as defined in Treasury Regulation Section 1.881-3 (or any successor provision thereto).  Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and as reasonably requested by the Borrower from time to time and shall promptly notify the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(e) If a Lender determines in good faith that it has received a refund from a Government Authority relating to Taxes in respect of which the Borrower paid Additional Amounts or made a payment pursuant to Section 2.5(c), such Lender shall promptly pay such refund to the Borrower, net of all out-of-pocket expense (including any Taxes imposed thereon) of such Lender incurred in obtaining such refund, provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender if such Lender is required to repay such refund to such Governmental Authority.  Nothing in this Section shall require any Lender to disclose any information it deems confidential (including, without limitation, its tax returns) to any Person, including Borrower.

(f) If (but only if) a Note is materially modified for U.S. federal income tax purposes after the date hereof and following such material modification, a payment made to a Lender hereunder or under such Note would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), then such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.5(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 2.6 Costs, Expenses and Losses.  If, as a result of any failure by the Borrower to pay any sums due under this Agreement on the due date therefor (after the expiration of any applicable grace periods), the Lenders shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain the Disbursement, the Borrower shall pay to the Lenders upon request by the Lenders, the amount of such costs, expenses and/or losses within fifteen (15) days after receipt by it of a certificate from the Lenders setting forth in reasonable detail such costs, expenses and/or losses, along with supporting documentation.  For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.

Section 2.7 Interest.  The outstanding principal amount of the Notes shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month).   Interest shall be paid quarterly in arrears commencing on October 1, 2013 and on the first Business Day of each January, April, July, and October thereafter (the “Interest Payment Date”).

Section 2.8 Interest on Late Payments.  Without limiting the remedies available to the Lenders under the Transaction Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails to make a required payment of principal or interest with respect to the Loan when due the Borrower shall pay, in respect of such principal and interest at the rate per annum equal to the Interest Rate plus ten percent (10%) for so long as such payment remains outstanding.  Such interest shall be payable on demand.

Section 2.9 Payment of Interest in Common Stock.

(a) Share Issuance Right. In lieu of making any payment of accrued and unpaid interest in respect of the Notes in cash and subject to the provisions of this Section 2.9, the Borrower may elect to satisfy all or any such payment by the issuance to the Lenders (i) of shares of Freely Tradeable Common Stock (a “Common Share Issuance”) or (ii) if such issuance of Freely Tradeable Common Stock would result in a Lender exceeding the 9.985% Cap described in Section 2.9(e) hereof, warrants to purchase shares of Common Stock (the “Interest Warrants”) in the form attached hereto as Exhibit D (a “Warrant Share Issuance” and together with the Common Share Issuance the “Interest Share Issuances”).  Subject to the provisions of this Section 2.9, the Borrower’s exercise of its share issuance rights under this Section 2.9 shall be deemed to satisfy its obligation to pay any accrued and unpaid interest in respect of which such share issuance right is being exercised as of the Interest Payment Date (as defined below).

(b) Exercise of Share Issuance Rights.  Subject to the provisions of this Section 2.9, upon written notice given at least 21 Trading Days prior to the applicable date on which interest would otherwise be due under Section 2.7 hereunder, the Borrower may deliver to the Lenders notice by electronic mail and facsimile (a “Share Issuance Notice”) of its intention to make Interest Share Issuances pursuant to the provisions of this Section 2.9 in payment of interest under the Notes; provided, however, that the Borrower may not deliver a Share Issuance Notice (i) upon and during the continuation of an Event of Default (as defined in Section 5.4), or (ii) unless the Borrower has, at the time of such issuance, complied with the “current public information” requirement of Rule 144(c) under the Securities Act.  Subject to such provisions, a Share Issuance Notice shall be irrevocable and shall specify the aggregate amount of interest under the Notes that the Borrower intends to satisfy by issuing shares of Common Stock to the Lenders on the applicable Interest Payment Date (the “Share Issuance Amount”).

For purposes herein, “Freely Tradeable Common Stock” means, with respect to any shares of Common Stock issued pursuant to this Section 2.9 either (a) such shares are registered for issuance or resale under the Securities Act under an effective registration statement filed with the SEC or (b) such shares are eligible for resale by the Lenders that are not affiliates (as defined in Rule 144(a)(1) of the Securities Act) of the Borrower without the need for registration under any applicable federal or state securities laws on or after December 28, 2013; provided that, in the case of (b), the issuance of Freely Tradeable Common Stock is predicated on reliance by the Borrower on the continuing representation by such Lender under this subsection, unless such Lender provides otherwise in writing to the Borrower at least two business days prior to each Interest Payment Date on or after December 28, 2013 (each Interest Payment Date on and after December 28, 2013 a “Rule 144 Interest Payment Date” and together the “Rule 144 Interest Payment Dates”), that on and after each Rule 144 Interest Payment Date (i) such Lender will have acquired the Notes from the Borrower more than six months prior to each Interest Payment Date and (ii) such Lender will not be, and will not have been during the three months preceding such Rule 144 Interest Payment Date, an officer, director, or 10% or greater shareholder of the Borrower or in any other way an “affiliate” of the Borrower (as that term is defined in Rule 144(a)(1)). For the avoidance of doubt, shares that meet the requirements of clause (b) shall be considered Freely Tradeable Common Stock even with respect to such shares that may be issued to affiliates of the Borrower in accordance with Section 2.9 of this Agreement.

(c) Common Share Issuance or Warrant Share Issuance on Interest Payment Date.  If the Borrower has elected to make a Common Share Issuance or Warrant Share Issuance on the applicable Interest Payment Date, the Borrower shall issue to the Lenders a number of shares of Common Stock or Interest Warrant exercisable for a number of shares of Common Stock equal to the quotient of (1) the Share Issuance Amount and (2) the Interest Payment Price in effect on the applicable Interest Payment Date (the “Interest Payment Securities”).

(i) Delivery of Freely Tradeable Common Stock for Common Share Issuance.

By no later than 10:00 a.m., New York City time, on the Interest Payment Date, the Borrower shall (A) in the event shares without restrictive legends are being issued to the Lenders provided that the Borrower’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that a Lender is eligible to receive shares through DTC, credit the shares underlying the Common Share Issuance, to which the Lender shall be entitled to the Lender’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in advance by a Lender, in book-entry form or in a stock certificate, with book entries or stock certificates representing shares underlying the Common Share Issuance satisfying any interest payments due prior to December 28, 2013 to be accompanied by the applicable restrictive legends, registered in the name of the Lender or its designee, for the Interest Payment Shares to which the Lender shall be entitled.  For purposes herein, “Trading Day” means any day on which the Common Stock is traded for at least two hours on the Current Market.  For purposes herein, “Interest Payment Price” shall mean the lesser of (i) the Volume Weighted Average Price for the Borrower’s Common Stock for the twenty (20) Trading Day period prior to the Interest Payment Date (the “VWAP Period”) or (ii) the closing bid price for the Company’s Common Stock as of the last Trading Day of the VWAP Period on the principal securities exchange, trading market or quotation system (including the OTC Market (as defined below)) on which the Company’s Common Stock is listed, traded or quoted.  For purposes herein, “Volume Weighted Average Price” means the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service (“Bloomberg”) mutually acceptable to and hereafter designated by the Required Lenders and the Borrower or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. (collectively, the “OTC Market”).  If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Borrower and the Required Lenders

(ii) Delivery of Warrants for Warrant Share Issuance. By no later than 10:00 a.m., New York City time, on the Interest Payment Date, the Borrower shall have delivered to each Lender the originally executed Interest Warrant(s) the Lender is entitled to.

(d) Borrower Reporting.  The Borrower shall file with the SEC a Current Report on Form 8-K disclosing its delivery of a Share Issuance Notice, no later than 8:35 a.m., New York City time, on the first Trading Day following the date on which the Share Issuance Notice has been sent to the Lenders.

(e) Limitations on Share Issuances.  Notwithstanding anything herein to the contrary, no payments of interest on the Notes may be made in shares of Common Stock to the extent that the number of shares so issued, together with the number of other shares of Common Stock beneficially owned by a Lender and its affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Lender for purposes of Section 13(d) of the Exchange Act, including any shares held by any “group” of which the Lender is a member, but exclusive of shares issuable at such time upon exercise or conversion of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitations set forth in this Section 2.9(e), would exceed 9.985% of the total number of shares of Common Stock of the Borrower then issued and outstanding; provided, however, that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act and, provided, further, that if the Lender and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Lender’s for purposes of Section 13(d) of the Exchange Act beneficially own on the Interest Payment Date greater than 9.985% of the shares of Common Stock then outstanding, then the 9.985% Cap shall not apply to such Lender unless and until the beneficial ownership of the Lender and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Lender’s for purposes of Section 13(d) of the Exchange Act subsequently decreases to below 9.985%; and

(f) Allocation of Shares Underlying Common Share Issuances and Warrants Share Issuances.  All shares of Common Stock and Interest Warrants issuable to the Lenders under Common Share Issuances or Warrant Share Issuances pursuant to this Section 2.9 shall be allocated pro rata among the Notes based on the outstanding principal amount of the Notes, in each case unless the Lenders notify the Borrower in writing of any different allocation ratio.

(g)  Issuance of Shares Underlying Interest Share Issuances .  It shall be a condition precedent to the delivery of shares of Common Stock or Interest Warrants pursuant to this Section 2.9 that such shares of Common Stock or shares of Common Stock issuable upon exercise of any Interest Warrants shall be duly authorized by all necessary corporate action, when issued in accordance with the terms hereof shall be validly issued and outstanding and fully paid and nonassessable, and, when such shares of Common Stock have been issued to the Lenders, the Lenders shall be entitled to all rights accorded to a holder and beneficial owner of Common Stock.

(h) Failure to Deliver Shares or Warrants underlying Interest Share Issuances.  If the Borrower fails on any Interest Payment Date to take all actions within its reasonable control to cause the delivery of the Interest Payment Securities required to be delivered on that date, and such failure is not cured within one (1) Trading Day following such Interest Payment Date (a “Share Delivery Failure”), no interest due under the Notes shall be reduced in respect of such Interest Payment Securities until such Interest Payment Securities are actually issued and, in addition to all other obligations under this Section 2.9, the Borrower shall be obligated to promptly pay to the Lenders, for each day that such Share Delivery Failure occurs, an amount equal to the Failure Amount.  As used herein, the “Failure Amount” shall be an amount equal to 5% of the dollar amount of interest payments due on the applicable Interest Payment Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Borrower.  The Borrower represents and warrants as of the date hereof that except as set forth in the Borrower’s SEC Reports for the year ended December 31, 2012 or the quarterly period ended March 31, 2013:

(a) The Borrower is conducting its business in compliance with its Organizational Documents, which are in full force and effect with no defaults outstanding thereunder.

(b) No Default or Event of Default (or any other default or event of default, however described) has occurred under any of the Transaction Documents.

(c) The Borrower (i) is capable of paying its debts as they fall due, is not unable and has not admitted its inability to pay its debts as they fall due, (ii) is not bankrupt or insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the Borrower’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.

(d) No Lien exists on the Borrower’s assets, except for Permitted Liens.

(e) The obligation of the Borrower to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payment.

(f) No Indebtedness of the Borrower exists other than Permitted Indebtedness.

(g) The Borrower is validly existing as a corporation in good standing under the laws of Delaware.  The Borrower has full power and authority to own its properties and conduct its business, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business makes such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

(h) There is not pending or, to the knowledge of the Borrower, threatened, any action, suit or other proceeding before any Governmental Authority (a) to which the Borrower is a party or (b) which has as the subject thereof any assets owned by the Borrower.  There are no current or, to the knowledge of the Borrower, pending, legal, governmental or regulatory enforcement actions, suits or other proceedings to which the Borrower or any of its assets is subject.

(i) The Transaction Documents have been duly authorized, executed and delivered by the Borrower, and constitute a valid, legal and binding obligation of the Borrower enforceable in accordance with their terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).  The execution, delivery and performance of the Transaction Documents by the Borrower and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any assets of the Borrower pursuant to any agreement to which the Borrower is a party or by which the Borrower is bound or to which any of the assets of the Borrower is subject, (B) result in any violation of or conflict with, the provisions of the Organizational Documents or (C) result in the violation of any law or any judgment, order, rule, regulation or decree of any Governmental Authority except, in the case of clauses (A) and (C) above, for any such conflict, violation or breach that would not, individually or in the aggregate, have a Material Adverse Effect.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of any of the Transaction Documents or for the consummation by the Borrower of the transactions contemplated hereby except (x) for such registrations and filings in connection with the issuance of the Notes, the Note Shares, the Warrants and the Warrant Shares pursuant to the Transaction Documents that are necessary to comply with federal and state securities laws, rules and regulations and (y) filings contemplated with the Security Agreement, the Borrower has corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated under the Transaction Documents.

(j) The Borrower holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority (collectively, “Necessary Documents”) required for the conduct of its business and all Necessary Documents are valid and in full force and effect; and the Borrower has not received written notice of any revocation or modification of any of the Necessary Documents and the Borrower has no reason to believe that any of the Necessary Documents will not be renewed in the ordinary course, and the Borrower is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees applicable to the conduct of its business.

(k) The Borrower has good and marketable title to all of its assets free and clear of all Liens except Permitted Liens.  The property held under lease by the Borrower is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Borrower.

(l) The Borrower owns or has the right to use pursuant to a valid and enforceable written license, implied license or other legally enforceable right, all of the Intellectual Property (as defined below)  that is necessary for the conduct of its business as currently conducted (the “IP”).  The IP that is registered with or issued by a Governmental Authority is valid and enforceable; there is no outstanding, pending, or, to the knowledge of the Borrower, threatened action, suit, other proceeding or claim by any third person challenging or contesting the validity, scope, use, ownership, enforceability, or other rights of the Borrower in or to any IP and the Borrower has not received any written notice regarding, any such action, suit, or other proceeding.  To the knowledge of the Borrower, the Borrower has not infringed or misappropriated any material rights of others.  To the knowledge of the Borrower, there is no pending or threatened action, suit, other proceeding or claim by others that the Borrower infringes upon, violates or uses the Intellectual Property rights of others without authorization, and the Borrower has not received any written notice regarding, any such action, suit, other proceeding or claim.  The Borrower is not a party to or bound by any options, licenses, or agreements with respect to IP.  The term “Intellectual Property” as used herein means (i) all patents, patent applications, patent disclosures and inventions (whether patentable or unpatentable and whether or not reduced to practice), (ii) all trademarks, service marks, trade dress, trade names, slogans, logos, and corporate names and Internet domain names, together with all of the goodwill associated with each of the foregoing, (iii) copyrights, copyrightable works, and licenses, (iv) registrations and applications for registration for any of the foregoing, (v) computer software (including but not limited to source code and object code), data, databases, and documentation thereof, (vi) trade secrets and other confidential information, (vii) other intellectual property, and (viii) copies and tangible embodiments of the foregoing (in whatever form and medium).

(m) The Borrower is not in violation of the Organizational Documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such breach or other default in the performance of any agreement or condition contained in any agreement under which it may be bound, or to which any of its assets is subject, except for such breaches or defaults as would not have a Material Adverse Effect.

(n) The Borrower has timely filed, including pursuant to all extensions, all federal, state, local and foreign income and franchise tax returns required to be filed (except where the failure to file would not have a Material Adverse Effect) and are not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto.  There is no pending dispute with any taxing authority relating to any of such returns, and the Borrower has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets.

(o) The Borrower has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other Person and is not bound by any agreement that affects the exclusive right of the Borrower to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(p) The Borrower:  (A) is and at all times has complied in all material respects with all statutes, rules and regulations of the U.S. Food and Drug Administration (“FDA”) and of other Governmental Authorities exercising regulatory authority similar to that of the FDA applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or on behalf of the Borrower (“Applicable Laws”); (B) has not received any warning letter or other correspondence or notice from the FDA or any correspondence or notice from any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any Applicable Laws (together, the “Authorizations”); (C) possesses and complies in all material respects with  the Authorizations, which are valid and in full force and effect; (D) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorization and have no knowledge that any Governmental Authority is considering such action; (E) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, except as would not have a Material Adverse Effect; and (F) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Borrower’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(q) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Borrower were and, if still pending, are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the Borrower is not aware of any studies, tests or trials, the results of which the Borrower believes reasonably call into question any of its studies, tests or trial results and the Borrower has not received any written notices or correspondence from any Governmental Authority requiring the termination, suspension, or material modification of any such studies, tests or preclinical or clinical trials.

(r) (i) To the knowledge of the Borrower, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time within the last seven (7) years has the Borrower or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Borrower or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan represents any current or future liability for retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for such failures to comply that would not have a Material Adverse Effect. No event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Borrower or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except for any such tax, fine, lien, penalty or liability that would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Borrower does not maintain any Foreign Benefit Plan; (iii) the Borrower does not have any obligations under any collective bargaining agreement. As used in this clause (r), “Employee Benefit Plan” means any material “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Borrower receive present or future right to benefits and which are contributed to, sponsored by or maintained by the Borrower or (B) the Borrower has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Borrower’s controlled group as defined in Code Section 414 (b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(s) The financial statements of the Borrower annexed its SEC Reports for the year ended December 31, 2012 and the quarterly period ended March 31, 2013, together with the related notes, fairly present the financial condition of the Borrower as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with GAAP consistently applied throughout the periods involved, subject, in the case of unaudited financial statements, to year-end adjustments; and there are no material off-balance sheet arrangements or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Borrower’s knowledge, material future effect on the Borrower’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(t) The Borrower has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock.  Since March 31, 2013, except for changes in the number of outstanding shares of common stock due to the issuance of shares for payment of interest or upon the exercise of outstanding options or warrants, there has not been any change in the Borrower’s capital stock, or any issuance of options, warrants, convertible securities or other rights to purchase such capital stock, of the Borrower or any development which would reasonably be expected to result in a Material Adverse Effect.

(u) All of the issued and outstanding shares of capital stock of the Borrower are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Notes, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants or conversion of a Note (together, the “New Shares”), have been duly authorized and when issued, delivered and paid for in accordance with the terms of the Warrants or upon conversion of a Note, will have been validly issued and will be fully paid and nonassessable.   Except as disclosed in the Borrower’s SEC Reports, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any shares of Common Stock pursuant to the Organizational Documents or any agreement or other instrument to which the Borrower is a party or by which the Borrower is bound.  Except as disclosed in Borrower’s SEC Reports, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Borrower any shares of capital stock of the Borrower.

(v) The Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) The Borrower has no Subsidiaries.

Section 3.2 Borrower Acknowledgment.  The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Transaction Documents and that the Lenders have entered into the Transaction Documents on the basis of, and in full reliance on, each of such representations and warranties.  The Borrower represents and warrants to the Lenders that none of such representations and warranties omits any matter the omission of which makes any of such representations and warranties misleading.

Section 3.3 Representations and Warranties of the Lenders.  Each Lender represents and warrants to the Borrower as of the date hereof that:

(a) It is acquiring the Notes and Warrants and shares of Common Stock issuable upon exercise or conversion thereof solely for its account for investment, not as an agent or nominee, and not with a view to or for resale in connection with any distribution of the Notes or Warrants and shares of Common Stock issuable upon exercise or conversion thereof or any part thereof.

(b) The Notes and Warrants and shares of Common Stock issuable upon exercise or conversion thereof must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption for such registration is available.

(c) Neither the Notes and Warrants nor shares of Common Stock issuable upon exercise or conversion thereof may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met.

(d) It will not make any disposition of all or any part of the Notes and Warrants and shares of Common Stock issuable upon exercise or conversion thereof until:

(i) The Borrower shall have received a letter secured by such Lender or its counsel from the SEC stating that no action will be recommended to the SEC with respect to such proposed disposition;

(ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(iii) Such Lender shall have notified the Borrower of such proposed disposition and, in the case of a sale or transfer in a so-called “4(1) and a half” transaction, shall have furnished counsel for the Borrower with an opinion of counsel, substantially in the form annexed as Exhibit C to the Warrant.  The Borrower agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 or Rule 144A of the Securities Act.

It understands and agrees that all certificates evidencing the shares to be issued to the Lenders upon exercise and/or conversion of the Notes and Warrants may bear a legend as set forth in the Notes and Warrants.

(e) Such Lender is an “accredited investor” as defined in Regulation D promulgated the Securities Act or is a Regulation S Purchaser as defined in Rule 902 promulgated under the Securities Act.

(f) Such Lender is duly organized and validly existing under the laws of the jurisdiction of its formation.

(g) Such Lender has full power and authority to make each Loan and to enter into and perform its other obligations under each of the Transaction Documents and carry out the other transactions contemplated thereby.

(h) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by such Lender and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(i) Such Lender is not purchasing the Notes and Warrants and shares of Common Stock issuable upon exercise or conversion thereof as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(j) Such Lender (A) has had reasonable opportunity to ask questions of and receive answers from Borrower concerning the Transaction Documents, (B) has been permitted access, to such Lender’s satisfaction, to the Borrower SEC Reports, and (C) understands that the entry into the Transaction Documents and the investment in the securities issued thereunder is subject to risks as stated in the risk factors disclosed in the Borrower SEC Reports and acknowledges that it has had an opportunity to review, and upon review, fully understands such risk factors.

ARTICLE 4

CONDITIONS OF DISBURSEMENT

Section 4.1 Conditions to the Disbursement.  The obligation of the Lenders to make the Disbursement shall be subject to the fulfillment of the following conditions:

(a)           The Lenders shall have received executed counterparts of the Transaction Documents from the Borrower, a certificate as to its  Organizational Documents, resolutions and incumbency and an opinion of its counsel reasonably acceptable to the Lenders;

(b)           Reserved.

(c)           No Default or Event of Default has occurred or would result from the Disbursement.

ARTICLE 5

PARTICULAR COVENANTS AND EVENTS OF DEFAULT

Section 5.1 Affirmative Covenants.  Unless the Lenders shall otherwise agree:

(a) The Borrower shall (i) maintain its existence and qualify and remain qualified to do its business as currently conducted, except where the failure to so maintain such qualification would not reasonably be expected to have a Material Adverse Effect, (ii) maintain all approvals necessary for the Transaction Documents to be in effect, and (iii) operate its business with reasonable due diligence, efficiency and in conformity with sound business practices.

(b) The Borrower shall comply in all material respects with all applicable laws, rules, regulations and orders of any Government Authority, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

(c) The Borrower shall obtain, make and keep in full force and effect all Authorizations from and registrations with Government Authorities that may be required to conduct its business, except where to failure to do so would not have a Material Adverse Effect.

(d) The Borrower shall promptly notify the Lenders of the occurrence of (i) any Default or Event of Default, (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower, (iii) the sale directly or indirectly of any assets other than the sale of assets in the ordinary course of business and, (iv) each event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an event of default (however described) under any of the Transaction Documents.

(e) The Borrower shall comply with the terms of each of the Transaction Documents.

(f) (i) If the Borrower is not required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act, the Borrower will provide quarterly financial statements for itself and its Subsidiaries within 45 days after the end of each quarter, and audited annual financial statements within 120 days after the end of each year prepared in accordance with GAAP with a report thereon by the Borrower’s independent certified public accountants; (ii) the Borrower will timely file with the SEC (subject to appropriate extensions made under Rule 12b-25 of the Exchange Act) any annual reports, quarterly reports and other periodic reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act; and (iii) the Borrower will provide to the Lenders copies of all documents, reports, financial data and other information that the Lenders may reasonably request, and permit the Lenders to visit and inspect any of the properties of the Borrower, and to discuss its affairs, finances with its officers during regular business hours and upon reasonable notice.

The Borrower shall cause each of its Subsidiaries to comply with each of the agreements set forth in Section 5.1.

Section 5.2 Negative Covenants. Unless the Lenders holding a majority in interest of the Notes shall otherwise agree:

(a) The Borrower shall not (i) liquidate or dissolve; (ii) enter into any merger, consolidation or reorganization, unless the Borrower is the surviving corporation or (iii) establish any Subsidiary.

(b) The Borrower shall not and shall not permit any Subsidiary to (i) enter  into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or engage in any transaction with an Affiliate, whereby its income or profits are, or might be, shared with another Person, (ii) enter into any management contract or similar arrangement whereby a substantial part of its business is managed by another Person, or (iii) distribute, or permit the distribution of, any of its assets, including its intangibles, to any shareholder of the Borrower or an Affiliate of such shareholder.

(c) The Borrower shall not and shall not permit any Subsidiary to: (i) create, incur or suffer any Lien upon any of its assets, now owned or hereafter acquired, except Permitted Liens; or (ii) assign, sell, transfer or otherwise dispose of, any of the Transaction Documents, or the rights and obligations thereunder.

(d) The Borrower shall not and shall not permit any Subsidiary to create, incur, assume, guarantee or be remain liable with respect to any Indebtedness, other than Permitted Indebtedness.

(e) The Borrower shall not and shall not permit any Subsidiary to acquire any assets (other than assets acquired in the ordinary course of business consistent with past practices), directly or indirectly, in one or more related transaction, for a consideration, in cash or other property (valued at its fair market value) greater than $250,000.

No provision of this Agreement or any other Transaction Document shall be construed to prohibit (or otherwise require the consent of the Lenders) (i) the Borrower  from entering into bona fide business development transactions with Persons who are not Affiliates of the Borrower, which transactions may include exclusive licenses of Borrower’s intellectual property to third party strategic partners,  the Borrower granting rights of first negotiation to Celgene Corporation (“Celgene”) and the exercise of such rights by Celgene with respect to any license, sale, assignment, transfer or other disposition of any material portion of intellectual property or other assets related to its Neo-Urinary Conduit Program or Neo-Kidney Augment Program and the Borrower granting Celgene the right to purchase and the purchase by Celgene of the Borrower’s esophagus program, or (ii) the Borrower from selling, leasing or otherwise disposing of its interest in its East Norriton, Pennsylvania facility, at which time the Lenders’ security interest, if any, in any such interest of the Borrower shall automatically terminate and be released without further action.

Section 5.3 Major Transaction.  The Borrower shall give the Lenders notice of the consummation of a Major Transaction (as such term is defined in the Notes) at least 30 days prior to such consummation thereof, but, in any event within 5 Business Days following the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, or (y) the day  following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time.  At any time during the period beginning after the Lenders’ receipt of such notice and ending five (5) Trading Days (as defined in Section 2.9) prior to the consummation of such Major Transaction, any Lender, in the exercise of its sole discretion, may deliver a notice to the Borrower (the “Put Notice”), that the portion of the Final Payment owed to such Lender shall be due and payable upon consummation of such Major Transaction.  If a Lender delivers a Put Notice, simultaneously with consummation of such Major Transaction, the Borrower shall make or cause to be made the Final Payment owed to such Lender and upon the Lender’s receipt of such Final Payment, the Obligations with respect to such Lender shall terminate. The Borrower shall not consummate any Major Transaction without complying with the provisions of this Section 5.3.

Section 5.4 General Acceleration Provision upon Events of Default.  If one or more of the events specified in this Section 5.4 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), each Lender, by written notice to the Borrower, may declare the principal of, and accrued and unpaid interest on, the Notes held by such Lender or any part of any of them (together with any other amounts accrued or payable under the Transaction Documents) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:

(a) The Borrower shall have failed to make payment of principal and interest under the Notes when due.

(b) The occurrence of a Conversion Failure or a Registration Failure (as such terms are fined in the Notes).

(c) The Borrower shall have failed to comply with the due observance or performance of any covenant contained in any Transaction Document (other than the covenants described in (a) and (b) above) and such failure shall not have been cured by the Borrower within 30 days after receiving written notice of such failure from the Lenders.

(d) Any representation or warranty made by the Borrower in any Transaction Document shall have been incorrect, false or misleading in any material respect as of the date it was made.

(e) (i)  The Borrower shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; (iv) the commencement against the Borrower of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of ninety (90) days; (v) the making by the Borrower of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(f) One or more judgments against the Borrower or any Subsidiary or attachments against any of their respective property, which in the aggregate exceed $50,000 (not covered by insurance), or which could have a Material Adverse Effect remain(s) unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days from the date of entry of such judgment.

(g) Any Authorization held by the Borrower from any Government Authority shall have been suspended, canceled or revoked and such suspension, cancellation or revocation shall not have been cured within 30 days.

(h) Any authorization necessary for the execution, delivery or performance of any Transaction Document or for the validity or enforceability of any of the Obligations under any Transaction Document is not given or is withdrawn or ceases to remain in full force or effect.

(i) The validity of any Transaction Document shall be contested by the Borrower, or any treaty, law, regulation, communiqué, decree, ordinance or policy of any jurisdiction shall purport to render any material provision of any Transaction Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of the Obligations.

(j) The Borrower has failed to comply in any material respect with the reporting requirements of the Exchange Act, if applicable.

(k) There is a failure to perform in any agreement to which the Borrower or any Subsidiary is a party with a third party or parties resulting in a right by such third party or parties to accelerate the maturity of any Indebtedness for borrowed money in an amount in excess of $50,000.

(l) If an Event of Default pursuant to the Warrants (as such term is defined in the Warrants) shall have occurred.

Section 5.5 Automatic Acceleration on Dissolution or Bankruptcy.  Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.4(e) shall occur, the principal of the Notes (together with any other amounts accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 5.6 Recovery of Amounts Due.  If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Lenders to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Lenders.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices.  Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when read by electronic mail (sender shall have received a “read by recipient” confirmation) in each case addressed to a party.  The addresses for such communications shall be:

If to the Borrower:

3929 Westpoint Boulevard, Suite G
Winston-Salem, NC 27103
Fax:  (336) 772-2436
Email:  Brian.Davis@tengion.com
Attn:  A. Brian Davis

With copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA  02199-3600
Fax: (617) 235-0706
Email: marc.rubenstein@ropesgray.com
Attn: Marc A. Rubenstein

If to a Lender:

To the address set forth under such Lender’s name on its signature page to the Securities Purchase Agreement or any assignment.

AND

c/o Deerfield Capital, L.P.
780 Third Avenue, 37th Floor
New York, New York 10017
Fax:  (212) 599-1248
Email:  jflynn@Deerfieldpartners.com
Attn:  James E. Flynn

With a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Fax:              (212) 894-5877
Email:          Mark.Fisher@Kattenlaw.com
Elliot.Press@Kattenlaw.com
Attn:           Mark I. Fisher, Esq.
            Elliot Press, Esq.

Section 6.2 Waiver of Notice.  Whenever any notice is required to be given to the Lenders or the Borrower under the any of the Transaction Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Reimbursement of Legal and Other Expenses.  If any amount owing to the Lenders under any Transaction Document shall be collected through enforcement of this Agreement, any Transaction Document or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Transaction Document) attorneys’ and other fees and expenses incurred in respect of such collection.

Section 6.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Section 6.5 Successors and Assigns.  This Agreement shall bind and inure to the respective successors and assigns of the Parties, except that Borrower may not assign or otherwise transfer all or any part of its rights under this Agreement or the Obligations without the prior written consent of the Lenders.  Lenders’ ability to transfer its rights and obligations under this Agreement are subject to the compliance with Section 1.4 of this Agreement and restrictions on transfer set forth in Section 6.6 of the Securities Purchase Agreement.

Section 6.6 Entire Agreement.  The Transaction Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.  The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by an authorized officer of the Borrower and Lenders holding, in the aggregate, at least 66 2/3% of the principal amount of the Notes then outstanding; provided that the provisions of this Agreement cannot be waived, modified, supplemented or amended in any way that (i) treats any Lender disproportionately without such Lender’s written consent; (ii) subjects any Lender to any monetary obligation or material obligation, imposes any liability on any Lender (including without limitation by imposing any joint and several liability) or causes any Lender to be required to make any payment without the written consent of such Lender (other than customary and reasonable costs in proportion to the amount of Notes incurred in connection with enforcing rights under this Agreement or the Security Agreement), or (iii) waives, modifies, supplements, or amends this Section 6.6 or Sections 6.11 or 6.14 of this Agreement (or the definition of Required Lenders) without the written consent of each Lender.   No Lender shall have any liability pursuant to this Agreement or otherwise by virtue of failing to or refusing to agree to grant any waiver, modification, supplement or amendment hereunder.  In the event that a Lender does not join in any action to enforce rights under this Agreement or the Security Agreement as a result of the proviso in the second sentence of this Section 6.6, then such Lender shall waive the right to receive any benefit of such action and shall execute any documents or take any actions to effect such waiver.

Section 6.7 Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 6.8 Counterparts.  This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies, facsimile copies or other electronic transmission (including by PDF) thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9 Survival.

(a) This Agreement and all agreements, representations and warranties made in the Transaction Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Transaction Documents shall have been fully paid in accordance with the provisions thereof, and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Event of Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time the Disbursement was made.

(b) The obligations of the Borrower under Section 2.5 and the obligations of the Borrower and the Lenders under this Article 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

Section 6.10 Waiver.  Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision.  No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default.  All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.11 Indemnity.

(a) The Borrower, shall, at all times, indemnify and hold harmless (the “Indemnity”) each of the Lenders and each Lender’s directors, partners, officers, employees, agents, counsel and advisors (each, a “Lender Indemnified Person”) from any losses, claims (including the cost of defending against such claims), damages, liabilities, penalties, or other expenses ( each a “Loss”) which a Lender Indemnified Person may incur or to which a Lender Indemnified Person may become subject to the extent such Loss arises out of a breach of any representation, warranty or covenant of the Borrower in any of the Transaction Documents, or the extension of credit hereunder or the Loan or the use or intended use of the Loan.  Each Lender shall, severally and not jointly, indemnify and hold harmless the Borrower and each of its directors, partners, officers, employees, agents, counsel and advisors (each, a “Borrower Indemnified Person”; an “Indemnified Person” shall mean any Lender Indemnified Person or Borrower Indemnified Person) from any Losses which a Borrower Indemnified Person may incur or to which a Borrower Indemnified Person may become subject to the extent such Losses arises out of a breach of any representation, warranty or covenant of such Lender in any of the Transaction Documents.  In no event shall any Lender be liable under this provision (or under any other provision in this Agreement or any other Transaction Document) for any breach of any representation, warranty or covenant of any other Lender.  The Indemnity shall not apply with respect to any Indemnified Person to the extent that a court or arbitral tribunal with jurisdiction over the subject matter of the Loss, such Indemnified Person and over the Lenders or the Borrower, as applicable, determines (after such Indemnified Person that had an adequate opportunity to defend its interests), that such Loss resulted from the gross negligence or willful misconduct of such Indemnified Person, which determination results in a final, non-appealable judgment or decision of a court or tribunal of competent jurisdiction.  The Indemnity is independent of and in addition to any other agreement of any Party under any Transaction Document to pay any amount to the Lenders or the Borrower, as applicable, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement.  The indemnity obligation of each Lender pursuant to this Section 6.11 shall be several and not joint, and, notwithstanding anything herein to the contrary, the aggregate liability of any Lender under this Section 6.11 (together with any liability under any other indemnity provision in any of the other Transaction Documents) shall not exceed an amount equal to the principal amount of the Notes initially purchased by such Lender under the Securities Purchase Agreement.

(b) Promptly after receipt by an Indemnified Person under this Section 6.11 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Loss in respect thereof is to be made against the Borrower under this Section 6.11, deliver to the Borrower a written notice of the commencement thereof, and the Borrower shall have the right to participate in, and, to the extent the Borrower so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Borrower and the Indemnified Person, as the case may be.

(c) An Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Borrower, if, in the reasonable opinion of counsel for the Lenders, the representation by such counsel of the Indemnified Person and the Borrower would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Borrower shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by the Lenders. The failure to deliver written notice to the Borrower within a reasonable time of the commencement of any such action shall not relieve the Borrower of any liability to the Indemnified Person under this Section 6.11, except to the extent that the Borrower is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6.11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(d) Without prejudice to the survival of any other agreement of any of the Parties hereunder, the agreements and the obligations of the Parties contained in this Section 6.11 shall survive the termination of each other provision hereof and the payment of all amounts payable to the Lenders hereunder.  Notwithstanding anything to the contrary herein, this Section 6.11 shall not apply to any Loss relating to Taxes other than any Loss relating to Taxes arising from any non-Tax claim.

Section 6.12 No Usury.  The Transaction Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law.  If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower.  All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof.  The terms and provisions of this Section shall control and supersede every other provision of this Agreement and the Notes.

Section 6.13 Further Assurances.  From time to time, the Borrower shall perform any and all acts and execute and deliver to the Lenders such additional documents as may be necessary or as requested by the Lenders to carry out the purposes of any Transaction Document or any or to preserve and protect the Lenders’ rights as contemplated therein.

Section 6.14 Action by the Lenders.  Except with respect to Sections 5.3 and 5.4 (and without limiting the rights any individual Lender may have under this Agreement or the Security Agreement), the Required Lenders may exercise remedies available to any Lender or the Lenders under this Agreement or the Security Agreement, and take other actions permitted to be taken by any Lender or the Lenders under this Agreement or the Security Agreement  on behalf of such Lender or Lenders; provided that the Required Lenders cannot (i) waive, supplement, modify or amend this Agreement or the Security Agreement pursuant to this Section 6.14, (ii) subject any Lender to any monetary obligation or material obligation, impose any liability on any Lender (including without limitation any joint and several liability) or cause any Lender to make any payment without such Lender’s written consent (other than customary and reasonable costs in proportion to the amount of Notes held incurred in connection with enforcing rights under this Agreement or the Facility Agreement) , or (iii) take any action pursuant to this Section 6.14 that disproportionately treats any Lender or results in any disproportionate liability (or any joint and several liability) for any Lender without such Lender’s written consent.  The Required Lenders shall provide notice to each Lender if they take any action pursuant to this Section 6.14.  In the event that a Lender does not join in any action by the Required Lenders to enforce rights under this Agreement or the Security Agreement, then such Lender shall waive the right to receive any benefit of such action and shall execute any documents or take any actions reasonably required to effect such waiver.

Section 6.15 Independent Transaction Documents.  Each Transaction Document constitutes an independent agreement between the parties thereto (the “Transaction Parties”) and no Transaction Document shall be construed so as to affect the rights of the Transaction Parties to their rights and remedies under another Transaction Document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Lenders and the Borrower have caused this Agreement to be duly executed as of the date first written above.

BORROWER: TENGION, INC. By: /s/ A. Brian Davis Name: A. Brian Davis Title: Chief Financial Officer and Vice President, Finance

[Facility Agreement Signature Page]

LENDERS: By: /s/ Peter Kolchinsky Name: Peter Kolchinsky Title: Manager

[Facility Agreement Signature Page]

LENDERS:

By:  /s/ Geoffrey D. Keegan
Name:  Geoffrey D. Keegan
Title:    Investment Manager, DUMAC, Inc.

By:  /s/ Jannine Lall
Name:  Jannine Lall
Title:    Assistant Treasurer, DUMAC, Inc.

[Facility Agreement Signature Page]

LENDERS:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital LLC, General Partner

By:  /s/ James E. Flynn
Name:  James E. Flynn
Title:    President

[Facility Agreement Signature Page]

DEERFIELD SPECIAL SITUATIONS
INTERNATIONAL MASTER FUND, L.P.
By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital LLC, General Partner

By:  /s/ James E. Flynn
Name:  James E. Flynn
Title:    President

[Facility Agreement Signature Page]

LENDERS:

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

By: /s/ James Mannix
Name:  James Mannix
Title:    COO

[Facility Agreement Signature Page]

LENDERS:  Quintessence Fund L.P., by its general
partner, QVT Associates GP LLC

By: /s/ Keith Manchester
Name:  Keith Manchester
Title:    Authorized Signatory

[Facility Agreement Signature Page]

LENDERS:  QVT Fund V LP, by its general partner,
QVT Associates GP LLC

By: /s/ Keith Manchester
Name:  Keith Manchester
Title:    Authorized Signatory

[Facility Agreement Signature Page]

LENDERS:  QVT Fund IV LP, by its general partner,
QVT Associates GP LLC

By: /s/ Keith Manchester
Name:  Keith Manchester
Title:    Authorized Signatory

[Facility Agreement Signature Page]

LENDERS:  Sabby Healthcare Volatility Master Fund, Ltd.

By: /s/ Robert Grundstein
Name:  Robert Grundstein
Title:    COO of Lender’s Investment Manager

[Facility Agreement Signature Page]

LENDERS:  Sabby Volatility Warrant Master Fund, Ltd.

By: /s/ Robert Grundstein
Name:  Robert Grundstein
Title:    COO of Lender’s Investment Manager

[Facility Agreement Signature Page]

LENDERS:
HEALTHCAP IV LP by HealthCap IV GP SA

By: /s/ Peder Fredrikson
Name:  Peder Fredrikson
Title:    President

[Facility Agreement Signature Page]

LENDERS:
HEALTHCAP IV Bis LP by HealthCap IV GP SA

By: /s/ Peder Fredrikson
Name:  Peder Fredrikson
Title:    President

[Facility Agreement Signature Page]

LENDERS:
HealthCap IV KB
by HealthCap IV  GP AB

By: /s/ Staffan Lindstrand
Name:  Staffan Lindstrand
Title:    Partner

By: /s/ Anki Forsberg
Name:  Anki Forsberg
Title:    Partner

[Facility Agreement Signature Page]

LENDERS:
Odlander, Fredrikson & Co AB as a member
and on behalf of all members, if any, of
OFCO Club IV

By: /s/ Staffan Lindstrand
Name:  Staffan Lindstrand
Title:    Partner

By: /s/ Anki Forsberg
Name:  Anki Forsberg
Title:    Partner

[Facility Agreement Signature Page]

LENDERS:

By: /s/ Carl Goldfischer, MD
Name:  Carl Goldfischer, MD
Title:    Manager and Managing Director

[Facility Agreement Signature Page]

LENDERS:

By: /s/ Carl Goldfischer, MD
Name:  Carl Goldfischer, MD
Title:    Manager and Managing Director

[Facility Agreement Signature Page]

LENDERS:  Empery Asset Master, Ltd
By:  Empery Asset Management, LP, its authorized agent
By:  Empery AM GP, LLC

By: /s/ Ryan M. Lane
Name:  Ryan M. Lane
Title:    Managing Member

[Facility Agreement Signature Page]

LENDERS:  Hartz Capital Investments, LLC
By:  Empery Asset Management, LP, its authorized agent
By:  Empery AM GP, LLC

By: /s/ Ryan M. Lane
Name:  Ryan M. Lane
Title:    Managing Member

[Facility Agreement Signature Page]

LENDERS:  Capital Ventures International
By:  Heights Capital Management, Inc.
 its authorized agent

By: /s/ Martin Kobinger
Name:  Martin Kobinger
Title:    Investment Manager

[Facility Agreement Signature Page]

LENDERS:  Midsummer Small Cap Master, Ltd.

By: /s/ Joshua Thomas
Name:  Joshua Thomas
Title:    Authorized Signatory

[Facility Agreement Signature Page]

LENDERS:
HUDSON BAY MASTER FUND LTD.

By: /s/ George Antonopoulos
Name:  George Antonopoulos
Title:    Authorized Signatory

[Facility Agreement Signature Page]

LENDERS:
Opus Point Healthcare Innovations Fund, LP

By: /s/ Michael S. Weiss
Name:  Michael S. Weiss
Title:    Manager

[Facility Agreement Signature Page]